Exhibit 99.1

Contacts:	Christine Rogers (investor relations) (212) 857-5986 crogers@hms.com	Francesca Marraro (media relations) (212) 857-5442 fmarraro@hms.com

HMS HOLDINGS CORP. ANNOUNCES Q2 2008 RESULTS; RAISES GUIDANCE

Second Quarter Revenue Increases 26% over Prior Year

NEW YORK, N.Y., August 1, 2008—HMS Holdings Corp. (NASDAQ: HMSY) today announced its financial results for the second quarter of 2008.

For the quarter ended June 30, revenue increased 26.0% to $44.2 million, compared with $35.1 million for the same period a year ago. Net income for the quarter was $5.0 million or $0.19 per diluted share compared to net income of $3.8 million or $0.15 per diluted share for the same period a year ago. Adjusted EBITDA for the quarter increased 22.6% to $12.4 million versus $10.1 million for the same period a year ago.

“HMS is carrying a higher rate of growth out of the first half than we had originally projected, with both our state agency and managed care product lines performing strongly,” said Robert Holster, HMS Chairman and CEO. “As a result, we are raising annual 2008 guidance to $175 million in revenue and $0.75 earnings per diluted share, which represent growth over 2007 of 19% and 32%, respectively.”

HMS will be hosting its second quarter 2008 conference call with the investment community on Friday, August 1, 2008 at 9:00 am Eastern Time. The conference call number is US/Canada: (866) 394-8630 Int’l/Local Dial-In: (706) 758–0082 Conference ID: 56805022. A slide presentation will accompany the conference call and may be accessed through our website at http://www.hmsholdings.com/news/quarterly_reports.asp.

A conference call replay will be available beginning August 1, 2008 1:00 PM EST through August 7, 2008 11:00 PM EST. To listen to the replay of the call, dial: US/Canada: 1 (800) 642-1687 Int’l/Local Dial-In: (706) 645-9291 Conference ID: 56805022 or visit our website at http://www.hmsholdings.com/news/quarterly_reports.asp.

The HMS Holdings Corp. Form 10-Q for the quarter ended June 30, 2008 will be filed and available on our website www.hmsholdings.com on or about August 14, 2008, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are welcome to contact HMSY Investor Relations at 212-857-5986. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.

About HMS Holdings Corp.

HMS Holdings Corp. (NASDAQ: HMSY) is the nation’s leader in coordination of benefits and program integrity services for government healthcare programs. The company’s clients include health and human services programs in more than 40 states, 80 Medicaid managed care plans, the Centers for Medicare and Medicaid Services (CMS), and Veterans Administration facilities. HMS helps ensure that healthcare claims are paid correctly and by the responsible party. As a result of the company’s services, government healthcare programs recover over $1 billion annually, and avoid billions of dollars more in erroneous payments.

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This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA. Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense. EBITDA is a measure commonly used by the capital markets to value enterprises. Interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness and interest rates. Excluding these items provides insight into the underlying results of operations and facilitates comparisons between HMSY and other companies. EBITDA is also a useful measure of the Company’s ability to service debt and is one of the measures used for determining debt covenant compliance. In addition, because of the varying methodologies for determining share-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding share-based compensation expense from EBITDA enhances the ability of management and investors to compare our core operating results over multiple periods with those of other companies. Management believes EBITDA and adjusted EBITDA information is useful to investors for these reasons. Both EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure is net income and has provided a reconciliation of EBITDA and adjusted EBITDA to net income in this press release.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the uncertainties of litigation; (iii) HMSY’s dependence on significant customers; (iv) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (v) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vi) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (vii) all the risks inherent in the development, introduction, and implementation of new products and services; and (viii) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2007. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

HMS HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

For the Three and Six-Month Periods Ended June 30, 2008 and 2007

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,

	2008	2007	2008	2007

Revenue	$44,183	$35,061	$83,126	$67,299

Cost of services:
Compensation	17,269	13,387	33,825	26,460
Data processing	2,771	2,335	5,737	4,482
Occupancy	2,634	2,293	5,224	4,274
Direct project costs	6,395	5,369	12,439	10,657
Other operating costs	5,110	3,333	9,045	6,045
Amortization of acquisition related software and intangibles	1,162	1,163	2,325	2,326

Total cost of services	35,341	27,880	68,595	54,244

Operating income	8,842	7,181	14,531	13,055
Interest expense	(351)	(542)	(766)	(1,251)
Interest income	132	111	329	216

Income before income taxes	8,623	6,750	14,094	12,020
Income taxes	3,622	2,943	5,920	5,241

Net income	$5,001	$3,807	$8,174	$6,779

Basic income per share data:
Net income per basic share	$0.20	$0.16	$0.33	$0.29

Weighted average common shares outstanding, basic	24,985	23,667	24,906	23,552

Diluted income per share data:
Net income per diluted share	$0.19	$0.15	$0.31	$0.26

Weighted average common shares, diluted	26,712	26,068	26,782	25,986

HMS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

	June 30, 2008	December 31, 2007

Assets
Current assets:
Cash and cash equivalents	$24,886	$21,275
Accounts receivable, net of allowance of $662 at June 30, 2008 and December 31, 2007	44,853	39,704
Prepaid expenses	2,093	3,266
Other current assets, including deferred tax assets of $767 and $657 at June 30, 2008 and December 31, 2007, respectively	805	704

	72,637	64,949

Property and equipment, net	16,998	16,496
Goodwill, net	80,242	80,242
Deferred income taxes, net	2,831	3,111
Intangible assets, net	20,475	22,495
Other assets	731	807

Total assets	$193,914	$188,100

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$16,641	$21,539
Current portion of long-term debt	6,300	6,300

Total current liabilities	22,941	27,839

Long-term liabilities:
Long-term debt	14,175	17,325
Accrued deferred rent	3,404	3,378
Other liabilities	798	809

Total long-term liabilities	18,377	21,512

Total liabilities	41,318	49,351

Commitments and contingencies

Shareholders' equity:
Preferred stock - $.01 par value; 5,000,000 shares authorized; none issued	-	-
Common stock - $.01 par value; 45,000,000 shares authorized;
26,676,468 shares issued and 25,013,622 shares outstanding at June 30, 2008;
26,409,035 shares issued and 24,746,189 shares outstanding at December 31, 2007	267	264
Capital in excess of par value	133,555	127,887
Retained earnings	28,361	20,187
Treasury stock, at cost; 1,662,846 shares at June 30, 2008 and December 31, 2007	(9,397)	(9,397)
Accumulated other comprehensive loss	(190)	(192)

Total shareholders' equity	152,596	138,749

Total liabilities and shareholders' equity	$193,914	$188,100

HMS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2008 and 2007

(in thousands)

(unaudited)

	Six months ended June 30,
	2008	2007

Operating activities:
Net income	$8,174	$6,779
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of fixed assets	8	79
Depreciation and amortization	5,771	5,058
Decrease in deferred tax asset	390	2,699
Share-based compensation expense	1,518	1,003
Changes in assets and liabilities:
Increase in accounts receivable	(5,149)	(1,361)
Decrease in prepaid expenses and other current assets	962	364
Increase in other assets	(18)	(88)
Decrease in accounts payable, accrued expenses and other liabilities	(4,881)	(663)

Net cash provided by operating activities	6,775	13,870

Investing activities:
Purchases of property and equipment	(3,690)	(3,940)
Investment in software	(477)	(328)

Net cash used in investing activities	(4,167)	(4,268)

Financing activities:
Proceeds from exercise of stock options	1,020	1,743
Tax benefit of disqualifying dispositions	3,133	1,948
Repayment of long-term debt	(3,150)	(4,725)

Net cash provided by (used in) financing activities	1,003	(1,034)

Net increase in cash and cash equivalents	3,611	8,568
Cash and cash equivalents at beginning of period	21,275	12,527

Cash and cash equivalents at end of period	$24,886	$21,095

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$388	$76

Cash paid for interest	$690	$1,104

HMS HOLDINGS CORP. AND SUBSIDIARIES

Reconciliation of net income to EBITDA and adjusted EBITDA

(In thousands, except share and per share amounts)

(unaudited)

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, and share-based compensation expense (adjusted EBITDA) was $12.4 million for the second quarter of 2008, an increase of 22.6% over the same period a year ago.

Reconciliation of net income to EBITDA and adjusted EBITDA	Three Months Ended June 30,		Six months Ended June 30,
	2008	2007	2008	2007

Net Income	$5,001	$3,807	$8,174	$6,779
Net interest (income) expense	219	431	437	1,035
Income taxes	3,622	2,943	5,920	5,241
Depreciation and amortization, net of deferred financing costs, included in net interest expense (income)	2,809	2,457	5,669	4,803

Earnings before interest, taxes, depreciation and amortization (EBITDA)	11,651	9,638	20,200	17,858
Share-based compensation expense	721	452	1,518	1,003

Adjusted EBITDA	$12,372	$10,090	$21,718	$18,861